Exhibit 99.1

APi Group Reports First Quarter 2022 Financial Results

-Reported net revenues increased by 83% and net revenues increased on an organic basis by 16% in the first quarter-

-Reported and adjusted gross margin expansion of 302 and 371 basis points, respectively, in the first quarter-

-Adjusted EBITDA margin expansion of 111 basis points in the first quarter-

-Adjusted diluted earnings per share in the first quarter of $0.23-

New Brighton, Minnesota – May 4, 2022 – APi Group Corporation (NYSE: APG) (“APG”, “APi” or the “Company”) today reported its financial results for the three months ended March 31, 2022.

First Quarter 2022 Highlights:

•

Reported net revenues increased by 83.2% or $668 million to $1.5 billion compared to $803 million in the prior year period, driven by revenue from acquisitions in Safety Services and strong organic growth in Safety and Specialty Services

•

Net revenues increased on an organic basis by 15.9% compared to the prior year period, driven by continued growth in inspection and service revenue in Safety Services as well as general market recovery in Safety and Specialty Services compared to the prior year period which was negatively impacted by the COVID-19 pandemic

•

Reported gross margin was 25.6%, representing a 302 basis point increase compared to prior year period reported gross margin of 22.5%, driven by an improved mix of inspection and service revenue supplemented by acquisitions in Safety Services and organic growth as well as improved productivity in Specialty Services, partially offset by supply chain disruptions and inflation causing downward pressure on margins

•

Adjusted gross margin was 26.4%, representing a 371 basis point increase compared to prior year period adjusted gross margin of 22.7%, driven by an improved mix of inspection and service revenue supplemented by acquisitions in Safety Services and organic growth as well as improved productivity in Specialty Services, partially offset by supply chain disruptions and inflation causing downward pressure on margins

•	Reported net loss was $7 million, representing a $1 million increase from prior year period reported net loss of $8 million

•

Adjusted net income was $62 million and adjusted diluted EPS was $0.23, representing a $0.13 increase from prior year period driven by accretion from acquisitions in Safety Services and strong organic growth in Safety and Specialty Services

•

Adjusted EBITDA increased by 109.8% or $67 million to $128 million compared to $61 million in the prior year period, driven by acquisitions in Safety Services and strong organic growth in Safety and Specialty Services

•

Adjusted EBITDA margin was 8.7%, representing a 111 basis point increase compared to prior year period adjusted EBITDA margin of 7.6%, driven by an improved mix of inspection and service revenue supplemented by acquisitions in Safety Services and organic growth, partially offset by supply chain disruptions and inflation causing downward pressure on margins

Russ Becker, APi’s President and Chief Executive Officer stated: “We are pleased with our strong start to 2022 and the positive momentum we have across the entire business. Net revenues increased on an organic basis by 16% in the first quarter and we saw robust demand across our key end markets. In addition, our consolidated backlog continues to build and was at a record high level as of the end of March, providing us with a solid foundation for continued growth as we move through the rest of the year and into 2023.

The integration at Chubb is off to a good start and the strategic rationale for the transaction is proving even stronger than initially planned. After having our team on the ground for the last 90 days and working with local leadership, we believe we now see a clear path to value capture opportunities that are up from our initial assessment of $20 million prior to the closing of the acquisition. We expect this figure to continue to evolve and grow as we learn more and we believe that most of the projected value capture opportunities can be achieved within three years.

Overall, I am pleased with the forward progress of all of our businesses and what has been achieved in the first quarter. We feel good about the momentum we have across the board and the outlook for the balance of this year and the years ahead.”

APi Co-Chair James E. Lillie added: “We have had a solid start to the year and the integration of Chubb is on track and the business is performing in line with our expectations. Our belief when acquiring Chubb was that the acquisition would not only position APi well for continued success and improve the protective moat surrounding the business, but that it would also create significant upside for shareholders and employees. We believe the combined business will offer customers more customized and proprietary offerings through our uniquely trained technicians and engineers. In addition, we believe that our scale will drive synergies and savings that can be redeployed back into the business to accelerate growth while enhancing margin expansion. We look forward to providing more color on our strategic activities related to the acquisition of Chubb later in the year.”

Conference Call

APi will hold a webcast/dial-in conference call to discuss its financial results at 8:00 a.m. (Eastern Time) on Wednesday, May 4, 2022. Participants on the call will include Russ Becker, President and Chief Executive Officer; Kevin Krumm, Executive Vice President and Chief Financial Officer; and James E. Lillie and Sir Martin E. Franklin, Co-Chairs.

To listen to the call by telephone, please dial 866-831-8713 or 203-518-9822 and provide Conference ID 5410328. You may also attend and view the presentation (live or by replay) via webcast by accessing the following URL:

https://event.on24.com/wcc/r/3739494/05DB630641B7266FB1BA86E969E341D3

A replay of the call will be available shortly after completion of the live call/webcast via telephone at 800-753-0348 or 402-220-2672 or via the webcast link above.

About APi:

APi is a global, market-leading business services provider of safety and specialty services in over 500 locations worldwide. APi provides statutorily mandated and other contracted services to a strong base of long-standing customers across industries. We have a winning leadership culture driven by entrepreneurial business leaders to deliver innovative solutions for our customers. More information can be found at www.apigroupcorp.com.

Investor Relations Inquiries:

Olivia Walton

Vice President of Investor Relations

Tel: +1 651-604-2773

Email: investorrelations@apigroupinc.us

Media Contact:

Liz Cohen

Kekst CNC

Tel: +1 212-521-4845

Email: Liz.Cohen@kekstcnc.com

Forward-Looking Statements and Disclaimers

Certain statements in this announcement are forward-looking statements which are based on the Company’s expectations, intentions and projections regarding the Company’s future performance, anticipated events or trends and other matters that are not historical facts, including expectations regarding: (i) the Company’s long-term targets, goals and strategies, including its capital allocation strategies; (ii) the Company’s outlook and expected 2022 financial performance; (iii) the impact of the Company’s backlog on future results; and (iv) the expected benefits of the acquisition of the Chubb fire and security business, including enhancement of the Company’s competitive position and ability to provide more customized and proprietary offerings, the global expansion of the Company’s business, the long-term opportunities for and anticipated synergies of the combined platform, the ability to redeploy cost savings to value-enhancing activities, and benefits to shareholders and employees. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including: (i) economic conditions, competition and other risks that may affect the Company’s future performance, including the impacts of the COVID-19 pandemic, inflationary pressures and other macroeconomic factors on the Company’s business, markets, supply chain, customers and workforce, on the credit and financial markets, on the alignment of expenses and revenues and on the global economy generally; (ii) supply chain constraints and interruptions, and the resulting increases in the cost, or reductions in the supply, of the materials commodities and labor the Company uses in its business and for which the Company bears the risk of such increases; (iii) failure to realize the anticipated benefits of the acquisition of the Chubb fire and security business; (iv) changes in applicable laws or regulations; (v) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (vi) the impact of the conflict between Russia and Ukraine; and (vii) other risks and uncertainties. Given these risks and uncertainties, prospective investors are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of such statements and, except as required by applicable law, the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains non-U.S. GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company uses certain non-U.S. GAAP financial measures that are included in this press release and the additional financial information both in explaining its results to shareholders and the investment community and in its internal evaluation and management of its businesses. The Company’s management believes that these non-U.S. GAAP financial measures and the information they provide are useful to investors since these measures (a) permit investors to view the Company’s performance using the same tools that management uses to evaluate the Company’s past performance, reportable business segments and prospects for future performance, (b) permit investors to compare the Company with its peers and (c) determine certain elements of management’s incentive compensation. Specifically:

•

The Company’s management believes that adjusted gross profit, adjusted selling, general and administrative (“SG&A”) expenses, adjusted net income, and adjusted earnings per share, which are non-GAAP financial measures that exclude business transformation and other expenses for the integration of acquired businesses, the impact and results of businesses classified as assets held-for-sale and businesses divested, and one-time and other events such as impairment charges, share-based compensation, transaction and other costs related to acquisitions, amortization of intangible assets, net COVID-19 relief, non-service pension benefit, severance related costs related to corporate leadership changes and certain tax benefits from the acquisition of APi Group, Inc. (the “APi Acquisition”) are useful because they provide investors with a meaningful perspective on the current underlying performance of the Company’s core ongoing operations.

•

The Company also presents organic changes in net revenues on a consolidated basis or segment specific basis to provide a more complete understanding of underlying revenue trends by providing net revenues on a consistent basis as it excludes the impacts of material acquisitions, completed divestitures, and changes in foreign currency from year-over-year comparisons on reported net revenues, calculated as the difference between the reported net revenues for the current period and reported net revenues for the current period converted at the prior year average monthly exchange rates (excluding acquisitions and divestitures). The remainder is divided by the prior year net revenues, excluding the impacts of material acquisitions and completed divestitures.

•

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is the measure of profitability used by management to manage its segments and, accordingly, in its segment reporting. The Company supplements the reporting of its consolidated financial information with certain non-U.S. GAAP financial measures, including EBITDA and adjusted EBITDA, which is defined as EBITDA excluding the impact of certain non-cash and other specifically identified items (“adjusted EBITDA”). Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net revenues. The Company believes these non-U.S. GAAP measures provide meaningful information and help investors understand the Company’s financial results and assess its prospects for future performance. The Company uses EBITDA and adjusted EBITDA to evaluate its performance, both internally and as compared with its peers, because it excludes certain items that may not be indicative of the Company’s core operating results. Consolidated EBITDA is calculated in a manner consistent with segment EBITDA, which is a measure of segment profitability.

•

The Company presents free cash flow, adjusted free cash flow and adjusted free cash flow conversion, which are liquidity measures used by management as factors in determining the amount of cash that is available for working capital needs or other uses of cash, however, it does not represent residual cash flows available for discretionary expenditures. Free cash flow is defined as cash provided by (used in) operating activities less capital expenditures. Adjusted free cash flow is defined as cash provided by (used in) operating activities plus or minus events including, but not limited to, transaction and other costs related to acquisitions, business transformation and other expenses for the integration of acquired businesses, impacts of businesses classified as assets held-for-sale and businesses divested, and one-time and other events such as COVID-19 related payroll tax deferral and relief items. Adjusted free cash flow conversion is defined as adjusted free cash flow as a percentage of adjusted EBITDA.

While the Company believes these non-U.S. GAAP measures are useful in evaluating the Company’s performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with U.S. GAAP. Additionally, these non-U.S. GAAP financial measures may differ from similar measures presented by other companies. A reconciliation of these non-U.S. GAAP financial measures is included later in this press release.

Beginning with the first quarter of 2022, the Company has combined its Industrial Services and Specialty Services segments into one operating segment. Certain prior year amounts have been recast to conform to this presentation and the information in the tables below has been retroactively adjusted to reflect these changes in reporting segments.

APi Group Corporation

Condensed Consolidated Statements of Operations (GAAP)

(Amounts in millions, except per share data)

(Unaudited)

	For the Three Months Ended March 31,
	2022	2021
Net revenues	$1,471	$803
Cost of revenues	1,095	622

Gross profit	376	181
Selling, general, and administrative expenses	383	183

Operating income (loss)	(7)	(2)

Interest expense, net	27	15
Non-service pension benefit	(11)	—
Investment income and other, net	—	(3)

Other expense, net	16	12

Income (loss) before income taxes	(23)	(14)
Income tax provision (benefit)	(16)	(6)

Net income (loss)	$(7)	$(8)
Net income (loss) attributable to common shareholders:
Stock dividend on Series B Preferred Stock	(11)	—

Net income (loss) attributable to common shareholders	$(18)	$(8)

Net income (loss) per common share
Basic	$(0.08)	$(0.04)
Diluted	(0.08)	(0.04)
Weighted average shares outstanding
Basic	232	192
Diluted	232	192

APi Group Corporation

Condensed Consolidated Balance Sheets (GAAP)

(Amounts in millions)

(Unaudited)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$315	$1,188
Restricted cash	3	302
Accounts receivable, net	1,184	767
Inventories	142	69
Contract assets	452	217
Prepaid expenses and other current assets	131	83

Total current assets	2,227	2,626
Property and equipment, net	384	326
Operating lease right of use assets	244	101
Goodwill	2,310	1,106
Intangible assets, net	2,182	882
Deferred tax assets	70	73
Pension and post-retirement assets	653	—
Other assets	72	45

Total assets	$8,142	$5,159

Liabilities, Redeemable Convertible Preferred Stock, and Shareholders’ Equity
Current liabilities:
Short-term and current portion of long-term debt	$2	$1
Accounts payable	391	236
Accrued liabilities	488	360
Contract liabilities	422	243
Operating and finance leases	64	27

Total current liabilities	1,367	867
Long-term debt, less current portion	2,812	1,766
Pension and post-retirement obligations	73	—
Deferred tax liabilities	489	43
Operating and finance leases	189	79
Other noncurrent liabilities	137	81

Total liabilities	5,067	2,836
Total mezzanine equity	797	—
Total redeemable convertible preferred stock	2,278	2,323

Total liabilities, redeemable convertible preferred stock, and shareholders’ equity	$8,142	$5,159

APi Group Corporation

Condensed Consolidated Statements of Cash Flows (GAAP)

(Amounts in millions)

(Unaudited)

	For the Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$(7)	$(8)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	76	50
Deferred taxes	(10)	—
Share-based compensation expense	3	3
Profit-sharing expense	3	3
Non-cash lease expense	16	8
Non-service pension benefit	(11)	—
Other, net	5	2
Changes in operating assets and liabilities, net of effects of business acquisitions	(193)	(26)

Net cash provided by (used in) operating activities	(118)	32
Cash flows from investing activities:
Acquisitions, net of cash acquired	(2,875)	(7)
Purchases of property and equipment	(12)	(18)
Proceeds from sales of property, equipment, held for sale assets, and businesses	3	2

Net cash used in investing activities	(2,884)	(23)
Cash flows from financing activities:
Proceeds from long-term borrowings	1,101	—
Payments on long-term borrowings	(30)	(6)
Deferred financing costs paid	(25)	—
Repurchases of Common Stock	(11)	—
Proceeds from equity issuances	797	230
Restricted shares tendered for taxes	(1)	(1)

Net cash provided by (used in) financing activities	1,831	223
Effect of foreign currency exchange rate on cash and cash equivalents	(2)	1

Net increase (decrease) in cash, cash equivalents, and restricted cash	(1,173)	233
Cash, cash equivalents, and restricted cash, beginning of period	1,491	515

Cash, cash equivalents, and restricted cash, end of period	$318	$748

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Organic change in net revenues (non-GAAP)
(Amounts in millions)
(Unaudited)

Organic change in net revenues

	For the Three Months Ended March 31, 2022
	Net revenues change (as reported)	Acquisitions and divestitures, net (a)	Foreign currency translation (b)	Organic change in net revenues (c)
Safety Services	130.5%	116.5%	(0.6)%	14.6%
Specialty Services	19.8%	—	—	19.8%
Consolidated	83.2%	67.7%	(0.4)%	15.9%

Notes:

(a)

Adjustment to exclude net revenues from material acquisitions from their respective dates of acquisition until the first year anniversary from date of acquisition and net revenues from divestitures for all periods for businesses divested as of March 31, 2022.

(b)

Represents the effect of foreign currency on reported net revenues (excluding acquisitions referenced in (a)), calculated as the difference between the reported net revenues for the current period and reported net revenues for the current period converted at the prior year average monthly exchange rates.

(c)

Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions, divestitures, and the impact of changes due to foreign currency translation.

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

Gross profit and adjusted gross profit (non-GAAP)

SG&A and adjusted SG&A (non-GAAP)

(Amounts in millions)

(Unaudited)

Adjusted gross profit

			For the Three Months Ended March 31,
			2022	2021
Gross profit (as reported)			$376	$181
Adjustments to reconcile gross profit to adjusted gross profit:
Backlog amortization	(a	)	3	1
Inventory step-up	(b	)	9	—

Adjusted gross profit			$388	$182

Net revenues			$1,471	$803
Adjusted gross margin			26.4%	22.7%

Adjusted SG&A

		For the Three Months Ended March 31,
		2022	2021
Selling, general, and administrative expenses (“SG&A”) (as reported)		$383	$183
Adjustments to reconcile SG&A to adjusted SG&A:
Contingent consideration and compensation	(c)	(4)	(2)
Amortization of intangible assets	(d)	(54)	(30)
Business process transformation expenses	(e)	(5)	(6)
Integration and reorganization expenses	(f)	(3)	—
Recent acquisition transition expenses	(g)	(14)
Acquisition expenses	(h)	(24)	(3)

Adjusted SG&A expenses		$279	$142

Net revenues		$1,471	$803
Adjusted SG&A as a percentage of net revenues		19.0%	17.7%

Notes:

(a)	Adjustment to reflect the addback of amortization expense related to backlog intangible assets.
(b)	Adjustment to reflect the elimination of costs related to the fair value step-up of acquired inventory.
(c)

Adjustment to reflect the elimination of the expense, or reversal of previously recorded expense, attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.

(d)	Adjustment to reflect the addback of amortization expense.
(e)

Adjustment to reflect the elimination of non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.

(f)	Adjustment to reflect the elimination of expenses related to the integration and reorganization of newly acquired businesses.
(g)	Adjustment to reflect the elimination of expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.
(h)	Adjustment to reflect the elimination of potential and completed acquisition-related expenses.

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

EBITDA and adjusted EBITDA (non-GAAP)

(Amounts in millions)

(Unaudited)

			For the Three Months Ended March 31,
			2022	2021
Net income (loss) (as reported)			$(7)	$(8)
Adjustments to reconcile net income (loss) to EBITDA:
Interest expense, net			27	15
Income tax provision (benefit)			(16)	(6)
Depreciation and amortization			76	50

EBITDA			$80	$51
Adjustments to reconcile EBITDA to adjusted EBITDA:
Contingent consideration and compensation	(a	)	4	2
Business process transformation expenses	(b	)	5	6
Inventory step-up	(c	)	9	—
Acquisition expenses	(d	)	24	4
Non-service pension benefit	(e	)	(11)	—
Integration and reorganization expenses	(f	)	3	—
Recent acquisition transition expenses	(g	)	14
COVID-19 relief at Canadian subsidiaries	(h	)	—	(2)

Adjusted EBITDA			$128	$61

Net revenues			$1,471	$803
Adjusted EBITDA as a percentage of net revenues			8.7%	7.6%

Notes:

(a)

Adjustment to reflect the elimination of the expense, or reversal of previously recorded expense, attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.

(b)

Adjustment to reflect the elimination of non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.

(c)	Adjustment to reflect the elimination of costs related to the fair value step-up of acquired inventory.
(d)	Adjustment to reflect the elimination of potential and completed acquisition-related expenses.
(e)

Adjustment to reflect the elimination of non-service pension benefit, which consists of interest cost, expected return on plan assets and amortization of actuarial gains/losses of the pension programs assumed as part of the Chubb acquisition.

(f)	Adjustment to reflect the elimination of expenses related to the integration and reorganization of newly acquired businesses.
(g)	Adjustment to reflect the elimination of expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.
(h)	Adjustment to reflect the elimination of miscellaneous income in Canada related to COVID-19 relief.

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

Income (loss) before income tax, net income (loss) and EPS and

Adjusted income before income tax, net income (loss) and EPS (non-GAAP)

(Amounts in millions, except per share data)

(Unaudited)

		For the Three Months Ended March 31,
		2022	2021
Income (loss) before taxes (as reported)		$(23)	$(14)
Adjustments to reconcile income (loss) before taxes to adjusted income (loss) before taxes:
Amortization of intangible assets	(a)	57	31
Contingent consideration and compensation	(b)	4	2
Business process transformation expenses	(c)	5	6
Inventory step-up	(d)	9	—
Acquisition expenses	(e)	24	4
Non-service pension benefit	(f)	(11)	—
Integration and reorganization expenses	(g)	3	—
Recent acquisition transition expenses	(h)	14
COVID-19 relief at Canadian subsidiaries	(i)	—	(2)

Adjusted income before taxes		$82	$27

Income tax provision (benefit) (as reported)		$(16)	$(6)
Adjustments to reconcile income tax provision to adjusted income tax provision:
Income tax provision adjustment	(j)	36	11

Adjusted income tax provision		$20	$5

Adjusted income before income tax provision		$82	$27
Adjusted income tax provision		20	5

Adjusted net income		$62	$22

Diluted weighted average shares outstanding (as reported)		232	192
Adjustments to reconcile diluted weighted average shares outstanding to adjusted diluted weighted average shares outstanding:
Dilutive impact of shares from GAAP net loss	(k)	—	4
Dilutive impact of Series A Preferred Stock	(l)	4	4
Dilutive impact of Series B Preferred Stock	(m)	33	—

Adjusted diluted weighted average shares outstanding		269	200

Adjusted diluted EPS		$0.23	$0.10

Notes:

(a)	Adjustment to reflect the addback of pre-tax amortization expense related to intangible assets.
(b)

Adjustment to reflect the elimination of the expense, or reversal of previously recorded expense, attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.

(c)

Adjustment to reflect the elimination of non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.

(d)	Adjustment to reflect the elimination of costs related to the fair value step-up of acquired inventory.
(e)	Adjustment to reflect the elimination of potential and completed acquisition-related expenses.
(f)

Adjustment to reflect the elimination of non-service pension benefit, which consists of interest cost, expected return on plan assets and amortization of actuarial gains/losses of the pension programs assumed as part of the Chubb acquisition.

(g)	Adjustment to reflect the elimination of integration and reorganization expenses associated with acquisitions.
(h)	Adjustment to reflect the elimination of expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.
(i)	Adjustment to reflect the elimination of miscellaneous income in Canada related to COVID-19 relief.
(j)

Adjustment to reflect an adjusted effective cash tax rate of 24% for the three months ended March 31, 2022 and 21% for the three months ended March 31, 2021 applied to resulting adjusted pre-tax income inclusive of the adjustments shown above.

(k)	Adjustment to add the dilutive impact of options, RSUs, and PSUs which were anti-dilutive and excluded from the diluted weighted average shares outstanding (as reported).
(l)	Adjustment for the three months ended March 31, 2022 and 2021 reflects addition of the GAAP dilutive impact of 4 million shares associated with the deemed conversion of Series A Preferred Stock.
(m)	Adjustment for the three months ended March 31, 2022 reflects addition of the GAAP dilutive impact of 33 million shares associated with the deemed conversion of Series B Preferred Stock.

APi Group Corporation

Adjusted Segment Financial Information (non-GAAP)

(Amounts in millions)

(Unaudited)

			For the Three Months Ended March 31,
			2022 (a)	2021 (a)
Safety Services
Net revenues			$1,074	$466
Adjusted gross profit			338	147
Adjusted EBITDA			127	63

Adjusted gross margin			31.5%	31.5%
Adjusted EBITDA as a percentage of net revenues			11.8%	13.5%

Specialty Services
Net revenues			$412	$344
Adjusted gross profit			50	35
Adjusted EBITDA			23	16

Adjusted gross margin			12.1%	10.2%
Adjusted EBITDA as a percentage of net revenues			5.6%	4.7%

Total net revenues before corporate and eliminations	(b	)	$1,486	$810
Total adjusted EBITDA before corporate and eliminations	(b	)	150	79
Adjusted EBITDA as a percentage of net revenues before corporate and eliminations	(b	)	10.1%	9.8%

Corporate and Eliminations
Net revenues			$(15)	$(7)
Adjusted EBITDA			(22)	(18)

Total Consolidated
Net revenues			$1,471	$803
Adjusted gross profit			388	182
Adjusted EBITDA			128	61

Adjusted gross margin			26.4%	22.7%
Adjusted EBITDA as a percentage of net revenues			8.7%	7.6%

Notes:

(a)	Information derived from non-GAAP reconciliations included elsewhere in this press release.
(b)	Calculated from results of the Company’s operating segments shown above, excluding Corporate and Eliminations.

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

Adjusted Segment Financial Information (non-GAAP)

(Amounts in millions)

(Unaudited)

			For the Three Months Ended March 31,
			2022	2021
Safety Services
Safety Services EBITDA			$123	$65
Adjustments to reconcile EBITDA to adjusted EBITDA:
Contingent consideration and compensation	(a	)	1	—
Non-service pension benefit	(b	)	(11)	—
Inventory step-up	(c	)	9	—
Recent acquisition transition expenses	(d	)	5
COVID-19 relief at Canadian subsidiaries	(e	)	—	(2)

Safety Services adjusted EBITDA			$127	$63

Specialty Services
Specialty Services EBITDA			$20	$14
Adjustments to reconcile EBITDA to adjusted EBITDA:
Contingent consideration and compensation	(a	)	3	2

Specialty Services adjusted EBITDA			$23	$16

Corporate and Eliminations
Corporate and Eliminations EBITDA			$(63)	$(28)
Adjustments to reconcile EBITDA to adjusted EBITDA:
Business process transformation expenses	(f	)	5	6
Contingent consideration and compensation	(a	)	—	—
Acquisition expenses	(g	)	24	4
Integration and reorganization expenses	(h	)	3	—
Recent acquisition transition expenses	(d	)	9	—

Corporate and Eliminations adjusted EBITDA			$(22)	$(18)

Notes:

(a)

Adjustment to reflect the elimination of the expense, or reversal of previously recorded expense, attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.

(b)

Adjustment to reflect the elimination of non-service pension benefit, which consists of interest cost, expected return on plan assets and amortization of actuarial gains/losses of the pension programs assumed as part of the Chubb acquisition.

(c)	Adjustment to reflect the elimination of costs related to the fair value step-up of acquired inventory.
(d)	Adjustment to reflect the elimination of expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.
(e)	Adjustment to reflect the elimination of miscellaneous income in Canada related to COVID-19 relief.
(f)

Adjustment to reflect the elimination of non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.

(g)	Adjustment to reflect the elimination of potential and completed acquisition-related expenses.
(h)	Adjustment to reflect the elimination of integration and reorganization expenses associated with acquisitions.

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

Adjusted Segment Financial Information (non-GAAP)

(Amounts in millions)

(Unaudited)

	For the Three Months Ended March 31, 2022					For the Three Months Ended March 31, 2021
	As Reported	Adjustments			As Adjusted	As Reported	Adjustments			As Adjusted
Safety Services
Net revenues	$1,074	$—			$1,074	$466	$—			$466
Cost of revenues	747	(9)	(a	)	736	319	—			319
		(2)	(b	)

Gross profit	$327	$11			$338	$147	$—			$147

Gross margin	30.4%				31.5%	31.5%				31.5%

Specialty Services
Net revenues	$412	$—			$412	$344	$—			$344
Cost of revenues	363	(1)	(b	)	362	310	(1)	(b	)	309

Gross profit	$49	$1			$50	$34	$1			$35

Gross margin	11.9%				12.1%	9.9%				10.2%

Corporate and Eliminations
Net revenues	$(15)	$—			$(15)	$(7)	$—			$(7)
Cost of revenues	(15)	—			(15)	(7)	—			(7)

Total Consolidated
Net revenues	$1,471	$—			$1,471	$803	$—			$803
Cost of revenues	1,095	(9)	(a	)	1,083	622	(1)	(b	)	621
		(3)	(b	)

Gross profit	$376	$12			$388	$181	$1			$182

Gross margin	25.6%				26.4%	22.5%				22.7%

Notes:

(a)	Adjustment to reflect the elimination of costs related to the fair value step-up of acquired inventory.
(b)	Adjustment to reflect the addback of amortization expense related to backlog intangible assets.

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

Free cash flow and adjusted free cash flow and conversion (non-GAAP)

(Amounts in millions)

(Unaudited)

			For the Three Months Ended March 31,
			2022	2021
Net cash provided by (used in) operating activities (as reported)			$(118)	$32
Less: Purchases of property and equipment			(12)	(18)

Free cash flow			$(130)	$14
Add (deduct): Cash payments (sources) related to following items:
Contingent compensation	(a	)	1	1
Business process transformation expenses	(b	)	5	6
Acquisition costs	(c	)	33	4
Integration and reorganization expenses	(d	)	3	—
Recent acquisition transition expenses	(e	)	14
Pension contributions	(f	)	27	—
COVID-19 relief at Canadian subsidiaries	(g	)	—	(2)

Adjusted free cash flow			$(47)	$23

Adjusted EBITDA	(h	)	$128	$61
Adjusted free cash flow conversion			(36.7)%	37.7%

Notes:

(a)	Adjustment to reflect the elimination of deferred payments to prior owners of acquired businesses not expected to continue or recur.
(b)

Adjustment to reflect the elimination of operating cash used for non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.

(c)	Adjustment to reflect the elimination of potential and completed acquisition-related costs.
(d)	Adjustment to reflect the elimination of integration and reorganization expenses associated with acquisitions.
(e)	Adjustment to reflect the elimination of expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.
(f)	Adjustment to reflect the elimination of initial pension contribution payment not expected to continue or recur.
(g)	Adjustment to reflect the elimination of cash received in Canada for COVID-19 relief, not expected to continue or recur.
(h)	Adjusted EBITDA derived from non-GAAP reconciliations included elsewhere in this press release.